Exhibit 99.1

CONTACT:

Terry Balluck

+1 972 797 8751

terry.balluck@eds.com

FOR RELEASE: 3:05 P.M. CT, MONDAY, MAY 2, 2005

EDS Reports First Quarter 2005 Results

*	First quarter pro forma EPS of 7 cents exceeds guidance
*	As-reported EPS of 1 cent includes option expensing
*	Quarterly revenue at $4.94 billion, at high end of guidance
*	Contract signings of $7.1 billion, up 87 percent year-over-year
*	Updates full-year guidance to reflect $3.85 billion U.K. MoD award

PLANO, Texas - EDS today reported first quarter net income of $4 million, or 1 cent on a per share basis, versus a loss of $12 million, or 2 cents per share, in last year's first quarter.  The company's as-reported first quarter 2005 results include the effect of stock option expensing, which it adopted as of January 1, 2005.

EDS' pro forma first quarter net income was $35 million, or 7 cents per share, excluding the impact of $36 million, or 7 cents per share, for stock option expensing, and the positive impact of $5 million, or 1 cent per share, on gains from prior year divestitures, discontinued operations and the reversal of a portion of previously recognized restructuring expenses.

This compares to a first quarter 2004 pro forma net loss of $29 million, or 6 cents per share, that excluded a gain from a  divestiture of 8 cents per share, restructuring charges of 10 cents per share and income from discontinued operations of 5 cents per share.  If EDS had expensed stock options in first quarter 2004, the as-reported results for that period would have been a loss of $44 million (9 cents per share).

"EDS got off to a solid start in 2005, as our operational improvements continued to gain traction," said Chairman and CEO Mike Jordan. "In an increasingly competitive market, we posted our strongest signings quarter since 2002 while continuing to invest in our capabilities. At this point, we believe EDS is on track to deliver on our long-term turnaround goals."

Jordan noted EDS' investment in ExcellerateHRO, its joint venture with Towers Perrin, "immediately positions EDS as a leader in the fastest growing segment of business process outsourcing."

EDS posted first quarter total revenue of $4.94 billion, down 5 percent from $5.2 billion in the year-ago quarter, but at the high end of guidance.  Organic revenue, which excludes the impact of currency fluctuations, acquisitions and divestitures, declined by 8 percent.

First quarter non-GM revenue decreased 5 percent to $4.48 billion (down 7 percent on an organic basis) versus the same period a year ago.  GM revenue decreased 8 percent versus the year-ago quarter to $465 million (down 9 percent on an organic basis).

EDS signed $7.1 billion in contracts in the first quarter versus $3.8 billion a year ago (excluding signings by UGS PLM Solutions, which was sold by EDS in the second quarter of 2004).  Signings were highlighted by strong government business including the award of a $3.85 billion, 10-year contract with the U.K. Ministry of Defence and continued contract wins in its Medicaid business.

"In winning the U.K. Ministry of Defence contract, we demonstrated our ability to leverage our ongoing investments in the Agile Enterprise Platform, the combined expertise of our alliance partners and lessons learned on the Navy Marine Corps Intranet (NMCI) project," said Bob Swan, chief financial officer.  "In the Medicaid arena, we are using our leveraged, reuseable platform and industry knowledge to improve our market position."

Free cash flow in the quarter was an outflow of $82 million versus an outflow of $166 million in the 2004 first quarter.  (See Note 2 to Summary of Consolidated Cash Flows for a discussion of free cash flow.)  EDS' operating margin, excluding pro forma items referred to above, for the quarter was 1.1 percent (or 2.4 percent, excluding the impact of the NMCI contract).

First Quarter Results by Segment

  Americas: First quarter revenue in the Americas was $2.1 billion, down 3 percent from the same period last year, continuing to reflect the termination of the "other commercial contract" and lower GM revenues.  Operating profit was $279 million, up 55 percent.
  EMEA: First quarter revenue was $1.5 billion, down 12 percent from the same period last year, impacted primarily by the termination of the Inland Revenue contract. Operating profit decreased 41 percent to $139 million.
  Asia: Revenue for the quarter declined 2 percent to $303 million, year over year, versus a year ago. The region posted an operating profit of $13 million for the quarter.
  U.S. Government (excl. NMCI): Revenue, excluding NMCI, decreased 5 percent to $488 million for the first quarter versus a year ago, primarily reflecting a decline in state government contracts.  The unit posted an operating profit of $73 million for the quarter.
  NMCI: Revenue decreased by 27 percent from a year ago to $166 million for the first quarter due to reduced product revenues.  The contract posted an operating loss of $57 million, an $88 million improvement over the prior year.
  A.T. Kearney:  Revenue for the quarter was $204 million, down 12 percent from the same period last year.  The unit reported an operating loss of $11 million.

(Note: All comparisons are in constant currency and exclude the impact of expensing stock options, discontinued operations and restructuring charges. Geography/U.S. Government/NMCI results exclude A.T. Kearney.)

Second Quarter and Full-Year 2005 Earnings Guidance

EDS today updated its guidance for 2005 to reflect the impact of the U.K. MoD contract.  The company currently expects:

*	Full-year revenue of $20 to $21 billion;
*

Pro forma EPS of 40 to 50 cents (excluding the impact of approximately 23 cents per share for expensing share-based compensation, and 6 cents per share for a change in its long-term compensation strategy to issue performance-based restricted units);

*	Full-year free cash flow of $500 to $700 million; and
*	Full-year TCV of $19.8 to $20.8 billion.

For the second quarter of 2005, EDS currently expects:

*	Total revenue of $5.0 to $5.2 billion; and
*

A pro forma loss of 2 to 7 cents per share (reflecting an estimated 26 cent per share impact for a previously disclosed one-time pension charge in the U.K. from the loss of the Inland Revenue contract, and investments in cost competitiveness and growth, but excluding the aforementioned share-based compensation expense.)

Conference Call

EDS' securities analysts conference call will be broadcast live on the Internet today at 4 p.m. Central time ( 5 p.m. Eastern).  To access the call and view related financial information, go to www.eds.com/call.  You will need Windows MediaPlayer or Real Player to listen to the call. If you are unable to listen during the live Webcast, the call will be archived for 30 days at www.eds.com/call.

About EDS

EDS (NYSE: EDS) is a leading global technology services company delivering business solutions to its clients. EDS founded the information technology outsourcing industry more than 40 years ago. Today, EDS delivers a broad portfolio of information technology and business process outsourcing services to clients in the manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries and to governments around the world. With $20.7 billion in 2004 revenue, EDS is ranked 95th on the Fortune 500. Learn more at eds.com.

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The statements in this press release that are not historical statements, including statements regarding expected earnings, revenue and free cash flow and the value of new business signed, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These include, but are not limited to, competition in the industries in which we conduct business and the impact of competition on pricing, revenues and margins; the impact of general economic and other conditions on the discretionary spend of our existing clients and our ability to obtain new business; the degree to which third parties continue to outsource IT and business processes; the performance of current and future client contracts in accordance with our cost, revenue and cash flow estimates, including our ability to achieve any operational efficiencies in our estimates; for contracts with U.S. federal government clients, including our Navy Marine Corps Intranet contract, the government's ability to cancel the contract or impose additional terms and conditions due to changes in government funding, deployment schedules or otherwise; our ability to access the capital markets, including our ability to obtain capital leases, surety bonds and letters of credit, to arrange new client supported financing transactions or similar facilities and continue to access existing facilities; the impact of rating agency actions on our ability to access capital and our cost of capital as well as the impact of such actions on our agreements that contain debt rating triggers; the impact of third-party benchmarking provisions in certain client contracts; the impact on a historical and prospective basis of accounting rules and pronouncements; the impact of claims, litigation and governmental investigations; the success of our strategic reorganization and cost cutting initiatives and the timing and amount of any resulting benefits; the impact of acquisitions and divestitures; our ability to attract and retain highly skilled personnel; a reduction in the carrying value of EDS' assets; the impact of a bankruptcy or the financial difficulty of a significant client on the financial and other terms of our agreements with that client; the expiration or termination of a significant client contract, including our contract with GM; with respect to the funding of pension plan obligations, the performance of our investments relative to our assumed rate of return; changes in tax laws and interpretations and failure to obtain treaty relief from double taxation; failure to obtain or protect intellectual property rights; and fluctuations in foreign currency, exchange rates and interest rates. We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

SUMMARY OF RESULTS OF OPERATIONS

(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004

Revenues(1)....................................................................................................................................	$ 4,940	$ 5,196

Costs and expenses
Cost of revenues(2)...............................................................................................................	4,481	4,779
Selling, general and administrative(2).................................................................................	455	390
Restructuring and other(3)...................................................................................................	(4)	(8)
Total costs and expenses............................................................................................	4,932	5,161

Operating income..........................................................................................................	8	35

Interest expense............................................................................................................................	(63)	(81)
Interest income and other, net....................................................................................................	57	7
Other income (expense)...............................................................................................	(6)	(74)

Income (loss) from continuing operations before income taxes............................	2	(39)

Provision (benefit) for income taxes..........................................................................................	-	(1)
Income (loss) from continuing operations................................................................	2	(38)
Income from discontinued operations, net of income taxes(4)...............................	2	26
Net income (loss)..........................................................................................................	$ 4	$ (12)

Basic earnings per share of common stock(5)
Income (loss) from continuing operations................................................................	$ -	$ (0.07)
Income from discontinued operations.......................................................................	0.01	0.05
Net income (loss)..........................................................................................................	$ 0.01	$ (0.02)
Diluted earnings per share of common stock(5)
Income (loss) from continuing operations................................................................	$ -	$ (0.07)
Income from discontinued operations.......................................................................	0.01	0.05
Net income (loss)..........................................................................................................	$ 0.01	$ (0.02)
Weighted average number of shares outstanding
Basic...............................................................................................................................	517	482
Diluted............................................................................................................................	523	482

Cash dividends per share............................................................................................................	$ 0.05	$ 0.15

Refer to the following page for accompanying notes to the summary of results of operations.

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO THE SUMMARY OF RESULTS OF OPERATIONS

1.	Revenues from base (non-GM) clients were $4,475 million and $4,693 million for the three months ended March 31, 2005 and 2004, respectively. Revenues from GM and its affiliates were $465 million and $503 million for the three months ended March 31, 2005 and 2004, respectively.

2.	The Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as of January 1, 2005. This statement requires the recognition of compensation expense when an entity obtains employee services in share-based payment transactions. This change in accounting resulted in the recognition of pre-tax compensation expense of $53 million ($36 million after tax) for the three months ended March 31, 2005.

3.	Restructuring and other includes net charges related to the Company's 2003 and 2004 initiatives to reduce its costs, streamline its organizational structure and exit certain operating activities. Restructuring and other for the three months ended March 31, 2004, also includes a pretax gain of $65 million related to the sale of the Automotive Retail Group.

4.	Income from discontinued operations primarily represents the net results of UGS PLM Solutions which was sold in the second quarter of 2004.
5.	Basic and diluted earnings per share of common stock were $0.07 for the three months ended March 31, 2005, after excluding compensation expense attributable to the accounting change for share-based payments (see Note 2), restructuring and other (see Note 3) and discontinued operations (see Note 4). Basic and diluted loss per share of common stock were $(0.06) for the three months ended March 31, 2004, after excluding restructuring and other (see Note 3) and discontinued operations (see Note 4).

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

SUMMARY OF CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31,	December 31,
	2005	2004
ASSETS
Current assets
Cash and cash equivalents(1)..................................................................................................	$ 1,655	$ 2,102
Marketable securities...............................................................................................................	1,407	1,490
Accounts receivable, net(1).....................................................................................................	3,307	3,360
Prepaids and other....................................................................................................................	995	925
Deferred income taxes..............................................................................................................	607	602
Total current assets..............................................................................................................	7,971	8,479

Property and equipment, net(1)...................................................................................................	2,171	2,216
Deferred contract costs, net........................................................................................................	681	708
Investments and other assets.....................................................................................................	828	914
Goodwill(1)......................................................................................................................................	3,961	3,657
Other intangible assets, net(1).....................................................................................................	881	904
Deferred income taxes..................................................................................................................	972	866
Total assets.......................................................................................................................	$ 17,465	$ 17,744

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable....................................................................................................................	$ 547	$ 534
Accrued liabilities.....................................................................................................................	2,675	2,944
Deferred revenue......................................................................................................................	1,059	1,062
Income taxes..............................................................................................................................	60	58
Current portion of long-term debt and secured A/R facility..............................................	656	658
Total current liabilities.........................................................................................................	4,997	5,256

Pension benefit liability...............................................................................................................	1,184	1,157
Long-term debt, less current portion.........................................................................................	3,110	3,168
Minority interests and other long-term liabilities(1).................................................................	798	723
Shareholders' equity....................................................................................................................	7,376	7,440
Total liabilities and shareholders' equity......................................................................	$ 17,465	$ 17,744

(1) On March 1, 2005, the Company and Towers Perrin entered into a joint venture whereby Towers Perrin contributed cash and its pension, health and welfare administration services business and the Company contributed cash and its payroll and related human resources ("HR") outsourcing business to a new company known as ExcellerateHRO LLP. Upon closing of the transaction, Towers Perrin received $417 million in cash and a 15% minority interest, and the Company received an 85% interest in the new company. The transaction was accounted for as an acquisition of the Towers Perrin pension, health and welfare administration services business, by the Company with the purchase price preliminarily being allocated as follows: property and equipment - $37 million; other intangibles - $41 million; goodwill - $401 million; other assets - $5 million; and minority interest - ($67) million.

ELECTRONIC DATA SYSTEMS CORPORATION AND SUBSIDIARIES

SUMMARY OF CONSOLIDATED CASH FLOWS

(in millions)

	Three Months Ended
	March 31,
	2005	2004

Net cash provided by operating activities(1)............................................................................	$ 43	$ 225

Cash Flows from Investing Activities
Proceeds from sales of marketable securities...................................................................	403	12
Proceeds from investments and other assets...................................................................	101	32
Proceeds related to divested assets and non-marketable equity investments...........	1	85
Payments for purchases of property and equipment......................................................	(146)	(182)
Payments for investments and other assets.....................................................................	(13)	(99)
Acquisitions, net of cash acquired, and non-marketable equity investments............	(417)	(50)
Payments for purchases of software and other intangibles...........................................	(39)	(103)
Payments for purchases of marketable securities............................................................	(323)	(43)
Other.......................................................................................................................................	7	6
Net cash used in investing activities.................................................................................	(426)	(342)

Cash Flows from Financing Activities
Proceeds from long-term debt and secured A/R facility.................................................	-	6
Payments on long-term debt and secured A/R facility...................................................	-	(6)
Payments on capital leases.................................................................................................	(35)	(45)
Employee stock transactions..............................................................................................	14	16
Dividends paid......................................................................................................................	(26)	(73)
Other.......................................................................................................................................	-	(7)
Net cash used in financing activities.................................................................................	(47)	(109)
Effect of exchange rate changes on cash and cash equivalents...........................................	(17)	11
Net decrease in cash and cash equivalents..............................................................................	(447)	(215)
Cash and cash equivalents at beginning of period.................................................................	2,102	2,197
Cash and cash equivalents at end of period............................................................................	$ 1,655	$ 1,982

(1)   Depreciation and amortization and deferred cost charges were $356 million and $532 million for the three months ended March 31, 2005 and 2004, respectively.

(2)   EDS defines free cash flow as net cash provided by operating activities, less capital expenditures. Capital expenditures is the sum of (i) net cash used in investing activities, excluding proceeds from sales of marketable securities, proceeds related to divested assets and non-marketable equity investments, payments for acquisitions, net of cash acquired, and non-marketable equity investments, and payments for purchases of marketable securities, and (ii) payments on capital leases. It is a non-GAAP measure and should be viewed together with the Summary of Consolidated Cash Flows. Free cash flow for the three months ended March 31, 2005 and 2004 reflects net cash provided by operating activities of $43 million and $225 million, respectively, less capital expenditures of $125 million and $391 million, respectively.